Exhibit 99.1

Natural Resource Partners L.P.
1201 Louisiana St., Suite 3400, Houston, TX 77002

NEWS RELEASE

Natural Resource Partners L.P.
Announces 2016 First Quarter Results

2016 First Quarter Highlights

•	Net income attributable to the limited partners of $23.0 million, or $1.88 per unit

•	Revenues and other income of $102.8 million

•	Distributable Cash Flow of $58.4 million

•	Adjusted EBITDA of $66.4 million

HOUSTON, May 6, 2016 – Natural Resource Partners L.P. (NYSE:NRP) today reported net income attributable to the limited partners for the three months ended March 31, 2016 of $23.0 million, or $1.88 per unit, compared with net income attributable to the limited partners of $17.1 million, or $1.40 per unit, a year earlier. Results for the three months ended March 31, 2016 were positively impacted by gains on sale of assets of $21.5 million attributable to the limited partners and negatively impacted by $2.0 million of non-cash impairment charges attributable to the limited partners. Excluding these items, net income attributable to the limited partners was $0.29 per unit. Distributable Cash Flow for the three months ended March 31, 2016 increased $5.1 million to $58.4 million and Adjusted EBITDA increased $2.2 million to $66.4 million. Both Distributable Cash Flow and Adjusted EBITDA were positively impacted by the oil and gas royalty and hard mineral royalty sales executed during the first quarter of 2016.

“In spite of another challenging quarter across all of our business segments as a result of continued low commodity prices, we made significant strides towards achieving our longer-term deleveraging objectives during the first quarter,” said Wyatt Hogan, President and Chief Operating Officer.  “With the completed sales of a portion of our oil and gas and aggregates royalty properties, we were able to raise $47.5 million at attractive cash flow multiples to be used to pay down debt.   In addition, we are actively engaged in a process to sell our Bakken oil and gas interests, which we hope to close by midyear.  This sale will mark NRP’s exit from the oil and gas business, allow us to further deleverage the company, and will permit us to focus our attention on our aggregates, soda ash and coal and hard minerals business segments, as well as our longer-term objective of repositioning NRP to thrive with a stronger balance sheet when commodity prices improve.”

NRP has taken the following steps in the first quarter of 2016 to achieve the financial objectives outlined in the April 2015 strategic plan:

•	reduced net debt by an additional $51 million in the first quarter of 2016;

•	sold $47.5 million of assets in order to raise cash to help NRP stay on track to achieve its deleveraging objectives,

•	engaged in a process to sell NRP Oil and Gas' non-operated working interests in the Williston Basin.

Effective February 17, 2016, NRP completed a 1-for-10 reverse unit split, decreasing the number of units outstanding to 12.2 million in order to ensure continued compliance with New York Stock Exchange listing standards.

At March 31, 2016, NRP had $62.1 million of liquidity, consisting of $52.1 million in cash and $10.0 million available for borrowing under its revolving credit facilities.

Business Results and Outlook

The table below presents NRP's business results by segment for the three months ended March 31, 2016 and 2015:

	Operating Business Segments
	Coal, Hard Mineral Royalty and Other				Corporate and Financing
		Soda Ash	VantaCore	Oil and Gas		Total
	(In thousands)
Three Months Ended March 31, 2016
Total revenues and other income	$40,635	$9,801	$24,682	$27,633	$—	$102,751
Total operating expenses excluding impairments (1)	14,142	—	25,718	9,533	4,172	53,565
Asset impairments	1,893	—	—	137	—	2,030
Net income (loss)	24,600	9,801	(1,036)	17,963	(27,901)	23,427
Adjusted EBITDA (1)	33,255	12,250	2,526	22,519	(4,153)	66,397
Distributable Cash Flow (1)	33,409	5,018	4,866	33,451	(18,329)	58,415

Three Months Ended March 31, 2015
Total revenues and other income	$55,125	$12,523	$26,799	$15,230	$—	$109,677
Total operating expenses excluding impairments (1)	18,430	—	29,290	18,169	3,371	69,260
Asset impairments	—	—	—	—	—	—
Net income (loss)	36,695	12,523	(2,491)	(2,939)	(26,299)	17,489
Adjusted EBITDA (1)	46,711	10,903	1,365	8,581	(3,356)	64,204
Distributable Cash Flow (1)	47,999	6,449	7,104	11,530	(19,793)	53,289

1.	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Coal, Hard Mineral Royalty and Other

Both the thermal and metallurgical coal markets remained severely challenged, and NRP does not anticipate that either market will recover in the near term, despite some recent modest improvements in the metallurgical markets. First quarter coal production in the United States was down 32% as compared to the first quarter of 2015, and NRP expects that coal producers will continue to cut production and idle additional mines in response to market conditions. In spite of this supply reduction, decreased demand for both thermal and metallurgical coal continues to out-pace supply cuts, and utility stockpiles remain at peak levels.

Revenues and other income decreased $14.5 million, or 26%, from $55.1 million in the three months ended March 31, 2015 to $40.6 million in the three months ended March 31, 2016. This decrease is primarily related to a $15.0 million reduction in total coal royalty revenues caused by a 3.0 million ton reduction in sales and a $0.61 per ton reduction in combined average coal royalty revenue per ton. While all regions except Northern Appalachia experienced reduced revenue, the largest decreases occurred in Central Appalachia and in the Illinois Basin, where the Deer Run mine is currently not producing.

Net income decreased $12.1 million, or 33%, from $36.7 million in the three months ended March 31, 2015 to $24.6 million in the three months ended March 31, 2016. This decrease is primarily related to reduced revenues discussed above and additional impairments of $1.9 million, partially offset by lower depreciation, depletion and amortization expenses.

Adjusted EBITDA decreased $13.4 million, or 29%, from $46.7 million in the three months ended March 31, 2015 to $33.3 million in the three months ended March 31, 2016. This decrease was primarily the result of lower coal royalty revenues.

Distributable cash flow decreased $14.6 million, or 30%, from $48.0 million in the three months ended March 31, 2015 to $33.4 million in the three months ended March 31, 2016. This decrease was primarily the result of lower revenues discussed above and lower receipts of deferred revenue, partially offset by the proceeds from the sale of the aggregate royalty properties of $9.8 million in the first quarter of 2016.

Soda Ash

Revenues and other income related to our Soda Ash segment decreased $2.7 million, or 22%, from $12.5 million in the three months ended March 31, 2015 to $9.8 million in the three months ended March 31, 2016. This decrease was mainly due to lower pricing and higher selling, general and administrative expenses. For the three months ended March 31, 2016, we received $12.3 million in cash distributions from Ciner Wyoming and for the three months ended March 31, 2015, we received $10.9 million in cash distributions. While distributable cash flow in both years reflects contingency payments related to the purchase of these assets, distributable cash flow of $5.0 million for the three months ended March 31, 2016 reflects the final contingency payment of $7.2 million.

VantaCore

VantaCore’s construction aggregates mining and production business is largely dependent on the strength of the local markets that it serves and is seasonal, with lower production and sales expected during the first quarter of each year due to winter weather. VantaCore’s Laurel Aggregates operation in southwestern Pennsylvania serves energy producers and oilfield service companies operating in the Marcellus and Utica shales and local residential and commercial construction businesses. The first quarter of 2016 was impacted by the slowing pace of natural gas exploration and development activity in those areas due to low natural gas prices, that was partially offset by increased local residential and commercial construction business activity. VantaCore’s operations based in Clarksville, Tennessee and Baton Rouge, Louisiana depend on the pace of commercial and residential construction in those areas. Both the Clarksville and the Baton Rouge operations performed above expectations during the first quarter of 2016. VantaCore's Grand Rivers operations, which started up in July 2015, continues to build construction and sales volumes.

Revenues and other income related to our VantaCore segment decreased $2.1 million, or 8%, from $26.8 million in the three months ended March 31, 2015 to $24.7 million in the three months ended March 31, 2016. This decrease was primarily the result of a reduction in revenue from the brokered stone business at Laurel as well as reduced delivery and fuel income quarter-over-quarter. This decrease was partially offset by an increase in crushed stone, sand and gravel and construction revenue. Tonnage sold remained flat at 1.5 million tons quarter-over-quarter.

Net loss decreased $1.5 million, or 60% from a loss of $2.5 million in the three months ended March 31, 2015 to a loss of $1.0 million in the three months ended March 31, 2016. This reduction in loss was primarily due to a decline in materials cost and overhead, partially offset by the reduction in revenues discussed above.

Adjusted EBITDA increased $1.1 million from $1.4 million, or 79% in the three months ended March 31, 2015 to $2.5 million in the three months ended March 31, 2016. This increase was primarily the result of the decrease in net loss driven by lower costs discussed above.

Distributable cash flow decreased $2.2 million, or 31% from $7.1 million in the three months ended March 31, 2015 to $4.9 million in the three months ended March 31, 2016. This decrease was primarily the result of lower operating cash flows quarter-over-quarter.

Oil and Gas

Global crude oil prices remained low through the first quarter of 2016 and were significantly lower than the first quarter of 2015. Natural gas prices have remained depressed as well and are also significantly below the amounts realized in the first quarter of 2015. NRP's oil and gas revenues will continue to fluctuate with commodity prices and will decline over time due to the reduced drilling activity. As discussed previously, NRP sold substantially all of its oil and gas royalty properties in the first quarter and has initiated a process to sell NRP Oil and Gas' non-operated working interest properties.

Revenues and other income increased $12.4 million, or 82%, from $15.2 million in the three months ended March 31, 2015 to $27.6 million in the three months ended March 31, 2016. This increase was primarily due to a $20.3 million gain recorded on the sale of our oil and gas royalty assets. Production and royalty revenue within the segment declined $7.5 million mainly due to a decline in prices and production quarter-over-quarter and as a result of the sale of our royalty assets in February 2016.

Net income increased $20.9 million from a loss of $2.9 million in the three months ended March 31, 2015 to income of $18.0 million in the three months ended March 31, 2016. This increase was primarily the result of the asset sale gain discussed above.

Adjusted EBITDA increased $13.9 million, or 162%, from $8.6 million in the three months ended March 31, 2015 to $22.5 million in the three months ended March 31, 2016. This increase was primarily the result of the gain on the sale of assets discussed above. Decreased production revenues, partially offset by lower lease operating expenses and production taxes resulting from decreased production quarter-over-quarter, accounted for the remainder.

Distributable cash flow increased $22.0 million, or 191%, from $11.5 million in the three months ended March 31, 2015 to $33.5 million in the three months ended March 31, 2016. This increase was primarily the result of the $32.8 million asset sale proceeds received and $4.5 million lower reserves for maintenance capital expenditures, partially offset by lower cash flow from operations quarter-over-quarter.

Corporate and Financing

Corporate and financing general and administrative expense (including affiliates) includes corporate headquarters, financing and centralized treasury and accounting. These costs increased $0.8 million, or 24%, from $3.4 million in the three months ended March 31, 2015 to $4.2 million in the three months ended March 31, 2016 primarily due to increased legal and consulting fees and additional corporate personnel. Interest expense increased $0.8 million, or 3%, from $22.9 million in the three months ended March 31, 2015 to $23.7 million in the three months ended March 31, 2016. This increase was primarily the result of the write off of debt issue costs during the first quarter of 2016 in connection with the Fourth Amendment to our RBL Facility, partially offset by lower interest expense resulting from lower debt balances quarter-over-quarter.

Company Profile

Natural Resource Partners L.P. is a master limited partnership headquartered in Houston, TX.  NRP is a diversified natural resource company that owns interests in oil and gas, coal, aggregates and industrial minerals across the United States.  A large percentage of NRP's revenues are generated from royalties and other passive income.  In addition, NRP owns an equity investment in Ciner Wyoming, a trona/soda ash operation, owns non-operated working interests in oil and gas properties and owns VantaCore, making NRP one of the top 25 aggregates producers in the United States.

For additional information, please contact Kathy H. Roberts at 713-751-7555 or kroberts@nrplp.com. Further information about NRP is available on the partnership’s website at http://www.nrplp.com.

Non-GAAP Financial Measures

“Distributable Cash Flow” is a non-GAAP financial measure that represents net cash provided by operating activities, plus returns of unconsolidated equity investments, proceeds from sales of assets, and returns of long-term contract receivables—affiliate, less maintenance capital expenditures and distributions to non-controlling interest. Although distributable cash flow is a non-GAAP financial measure, we believe it is a useful adjunct to net cash provided by operating activities under GAAP. Distributable Cash Flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Distributable Cash Flow may not be calculated the same for us as for other companies. A reconciliation of Distributable Cash Flow to net cash provided by operating activities is included in the tables attached to this release.

“Adjusted EBITDA” is a non-GAAP financial measure that we define as net income (loss) less equity earnings from unconsolidated investment, gain on reserve swaps and income to non-controlling interest; plus distributions from equity earnings in unconsolidated investment, interest expense, depreciation, depletion and amortization and asset impairments. Adjusted EBITDA, as used and defined by us, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income (loss), net income (loss), cash flows provided by operating, investing and financial activities, or other income or cash flow statement data prepared in accordance with GAAP. Adjusted EBITDA provides no information regarding a partnership's capital structure, borrowings, interest costs, capital expenditures, and working capital movement or tax positions. Adjusted EBITDA does not represent funds available for discretionary use because those funds may be required for debt service, capital expenditures, working capital and other commitments and obligations. Our management team believes Adjusted EBITDA is a useful measure because it is widely used by financial analysts, investors and rating agencies for comparative purposes. Adjusted EBITDA is also a financial measure widely used by investors in the high-yield bond market. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income (loss), the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. A reconciliation of Adjusted EBITDA to net income is included in the tables attached to this release.

“Operating expenses excluding impairments” is a non-GAAP financial measure that we define as total operating expenses less asset impairments. “Operating expenses excluding impairments,” as used and defined by us, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Operating expenses excluding impairments should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Operating expenses excluding impairments provides no information regarding a company’s capital structure, borrowings, interest costs, capital expenditures, and working capital movement or tax positions. Operating expenses excluding impairments does not represent funds available for discretionary use because those funds may be required for debt service, capital expenditures, working capital and other commitments and obligations. Our management team believes Operating expenses excluding impairments is useful in evaluating our financial performance because asset impairments are one-time non-cash charges and excluding these from total operating expenses allows us to better compare results period-over-period. A reconciliation of Operating expenses excluding impairments to total operating expenses is included in the tables attached to this release.

“Net income excluding impairments” Net income excluding impairments is a non-GAAP financial measure that we define as net income (loss) plus asset impairments. Net income excluding impairments, as used and defined by us, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Net income excluding impairments should not be considered in isolation or as a substitute for operating income (loss), net income (loss), cash flows provided by operating, investing and financial activities, or other income or cash flow statement data prepared in accordance with GAAP. Our management team believes net income excluding impairments is useful in evaluating our financial performance because asset impairments are irregular non-cash charges and excluding these from net income allows us to better compare results period-over-period. A reconciliation of Net income excluding impairments to net income is included in the tables attached to this release.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership. These risks include, but are not limited to, commodity prices; decreases in demand for coal, trona and soda ash, construction aggregates, crude oil and natural gas, frac sand and other natural resources; changes in operating conditions and costs; production cuts by our lessees; the pace of development of our oil and natural gas properties; unanticipated geologic problems; our liquidity, leverage and access to capital and financing sources; changes in the legislative or regulatory environment, our ability to consummate planned asset sales and execute on our long-term strategic plan and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

-Financial Tables Follow-

Natural Resource Partners L.P.
Financial Tables

Consolidated Statements of Comprehensive Income
(in thousands, except per unit data)
	For the Three Months Ended
	March 31,
	2016	2015
	(unaudited)
Revenues and other income:
Coal, hard mineral royalty and other	$28,476	$34,449
Coal, hard mineral royalty and other—affiliates	10,569	19,061
VantaCore	24,682	26,799
Oil and gas	7,298	14,779
Equity in earnings of Ciner Wyoming	9,801	12,523
Gain on asset sales	21,925	2,066
Total revenues and other income	102,751	109,677

Operating expenses:
Operating and maintenance expenses	30,902	37,421
Operating and maintenance expenses—affiliates, net	3,748	3,076
Depreciation, depletion and amortization	14,021	24,554
Amortization expense—affiliate	722	838
General and administrative	3,235	2,287
General and administrative—affiliates	937	1,084
Asset impairments	2,030	—
Total operating expenses	55,595	69,260

Income from operations	47,156	40,417

Other income (expense)
Interest expense	(23,748)	(22,943)
Interest income	19	15
Other expense, net	(23,729)	(22,928)

Net income	23,427	17,489

Net income attributable to partners:
Limited partners	23,024	17,139
General partner	403	350

Basic and diluted net income per common unit	$1.88	$1.40

Weighted average number of common units outstanding	12,230	12,230

Net income	$23,427	$17,489
Add: comprehensive loss from unconsolidated investment and other	(545)	(965)
Comprehensive income	$22,882	$16,524

Natural Resource Partners L.P.
Financial Tables

Consolidated Statements of Cash Flow
(in thousands)
	For the Three Months Ended
	March 31,
	2016	2015
	(unaudited)
Cash flows from operating activities:
Net income	$23,427	$17,489
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	14,021	24,554
Amortization expense—affiliates	722	838
Distributions from equity earnings from unconsolidated investments	12,250	10,903
Asset impairment	2,030	—
Gain on asset sales	(21,925)	(2,066)
Equity earnings from unconsolidated investment	(9,801)	(12,523)
Other, net	1,887	1,056
Other, net—affiliates	664	7
Change in operating assets and liabilities:
Accounts receivable	5,782	15,110
Accounts receivable—affiliates	(661)	3,643
Accounts payable	(48)	(2,642)
Accounts payable—affiliates	(237)	(14)
Accrued liabilities	(5,900)	(5,354)
Deferred revenue	(4,063)	5,845
Deferred revenue—affiliates	(985)	(738)
Other items, net	1,146	103
Other items, net—affiliates	1,119	(739)
Net cash provided by operating activities	19,428	55,472
Cash flows from investing activities:
Acquisition of mineral rights	(2,725)	(16,788)
Acquisition of plant and equipment and other	(2,221)	(1,365)
Proceeds from sale of plant and equipment and other	3	905
Proceeds from sale of oil and gas properties	32,848	3,395
Proceeds from sale of coal and hard mineral royalty properties	9,802	866
Return of long-term contract receivables—affiliate	309	1,137
Net cash provided by (used in) investing activities	38,016	(11,850)
Cash flows from financing activities:
Proceeds from loans	—	25,000
Repayments of loans	(51,166)	(41,166)
Distributions to partners	(5,616)	(43,678)
Distributions to non-controlling interest	—	(662)
Debt issue costs and other	(338)	83
Net cash used in financing activities	(57,120)	(60,423)
Net increase (decrease) in cash and cash equivalents	324	(16,801)
Cash and cash equivalents at beginning of period	51,773	50,076
Cash and cash equivalents at end of period	$52,097	$33,275
Supplemental cash flow information:
Cash paid during the period for interest	$13,812	$14,344
Plant, equipment and mineral rights funded with accounts payable or accrued liabilities	811	3,761

Natural Resource Partners L.P.
Financial Tables

Consolidated Balance Sheets
(in thousands)
	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$52,097	$51,773
Accounts receivable, net	48,154	50,167
Accounts receivable—affiliates	7,525	6,864
Inventory	7,406	7,835
Prepaid expenses and other	3,835	4,490
Total current assets	119,017	121,129

Land	25,022	25,022
Plant and equipment, net	57,444	61,239
Mineral rights, net	1,060,829	1,094,027
Intangible assets, net	3,701	3,930
Intangible assets, net—affiliate	52,274	52,997
Equity in unconsolidated investment	258,939	261,942
Long-term contracts receivable—affiliate	45,931	47,359
Other assets	1,204	1,266
Other assets—affiliate	532	1,124
Total assets	$1,624,893	$1,670,035
LIABILITIES AND CAPITAL
Current liabilities:
Accounts payable	$7,595	$8,465
Accounts payable—affiliates	1,227	1,464
Accrued liabilities	40,004	45,735
Current portion of long-term debt, net	154,441	80,745
Total current liabilities	203,267	136,409

Deferred revenue	76,750	80,812
Deferred revenue—affiliates	81,868	82,853
Long-term debt, net	1,146,958	1,270,281
Long-term debt, net—affiliate	19,936	19,930
Other non-current liabilities	5,839	6,808

Partners’ capital:
Common unitholders’ interest (12.2 million units outstanding)	96,615	79,094
General partner’s interest	(249)	(606)
Accumulated other comprehensive loss	(2,697)	(2,152)
Total partners’ capital	93,669	76,336
Non-controlling interest	(3,394)	(3,394)
Total capital	90,275	72,942
Total liabilities and capital	$1,624,893	$1,670,035

Natural Resource Partners L.P.
Financial Tables

Operating Statistics - Coal, Hard Mineral Royalty and Other
(in thousands except per ton data)

	For the Three Months Ended
	March 31,
	2016	2015
	(unaudited)
Coal royalty production (tons)
Appalachia
Northern	1,431	1,745
Central	3,227	4,384
Southern	745	974
Total Appalachia	5,403	7,103
Illinois Basin	1,727	2,584
Northern Powder River Basin	974	1,304
Gulf Coast	—	117
Total coal royalty production	8,104	11,108
Average coal royalty revenue per ton
Appalachia
Northern	$0.82	$0.36
Central	3.25	3.99
Southern	2.96	4.81
Total Appalachia	2.56	3.21
Illinois Basin	3.29	4.05
Northern Powder River Basin	2.72	2.69
Gulf Coast	—	3.52
Combined average coal royalty revenue per ton	$2.74	$3.35
Coal royalty revenues
Appalachia
Northern	$1,172	$634
Central	10,473	17,506
Southern	2,202	4,686
Total Appalachia	13,847	22,826
Illinois Basin	5,686	10,467
Northern Powder River Basin	2,652	3,507
Gulf Coast	—	412
Total coal royalty revenue	$22,185	$37,212
Other Coal, Hard Mineral Royalty and Other revenues
Override revenue	$210	$691
Transportation and processing fees	4,234	4,597
Minimums recognized as revenue	6,964	4,540
Condemnation related revenues	268	1,665
Wheelage	413	777
Hard mineral royalty revenues	890	2,173
Gain on sale of hard mineral royalty properties	1,590	—
Property tax revenue	3,305	3,004
Other	576	466
Total other Coal, Hard Mineral Royalty and Other revenue	$18,450	$17,913
Total Coal, Hard Mineral Royalty and Other revenue	$40,635	$55,125

Natural Resource Partners L.P.
Financial Tables

Operating Statistics - Oil and Gas
(Revenues in thousands)

	For the Three Months Ended
	March 31,
	2016	2015
	(unaudited)
Williston Basin non-operated working interests:
Production volumes:
Oil (MBbl)	246	307
Natural gas (Mcf)	229	221
NGL (MBbl)	30	40
Total production (MBoe)	314	384
Average sales price per unit:
Oil (Bbl)	$25.61	$39.34
Natural gas (Mcf)	1.80	2.71
NGL (Bbl)	7.00	12.28
Revenues:
Oil	$6,301	$12,076
Natural gas	413	598
NGL	210	491
Total production revenues	$6,924	$13,165

Other oil and gas related revenues
Royalty and overriding royalty revenues	$374	$1,615
Gain on sale of assets	$20,335	$450

Total oil and gas revenues	$27,633	$15,230

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures

Distributable Cash Flow
(in thousands)

	Coal, Hard Mineral Royalty and Other				Corporate and Financing
		Soda Ash	VantaCore	Oil and Gas		Total
	(unaudited)
Three Months Ended March 31, 2016
Net cash provided by (used in) operating activities	$23,298	$5,018	$6,113	$3,328	$(18,329)	$19,428
Add: return on long-term contract receivables—affiliate	309	—	—	—	—	309
Add: proceeds from sale of mineral rights	9,802	—	—	32,848	—	42,650
Less: maintenance capital expenditures	—	—	(1,250)	(2,725)	—	(3,975)
Distributable Cash Flow	$33,409	$5,018	$4,866	$33,451	$(18,329)	$58,415

Three Months Ended March 31, 2015
Net cash provided by (used in) operating activities	$46,154	$6,449	$7,317	$15,345	$(19,793)	$55,472
Add: return on long-term contract receivables—affiliate	1,137	—	—	—	—	1,137
Add: proceeds from sale of PP&E	—	—	905	—	—	905
Add: proceeds from sale of mineral rights	866	—	—	3,395	—	4,261
Less: maintenance capital expenditures	(158)	—	(1,118)	(7,210)	—	(8,486)
Distributable Cash Flow	$47,999	$6,449	$7,104	$11,530	$(19,793)	$53,289

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures

Adjusted EBITDA
(in thousands)

	Coal, Hard Mineral Royalty and Other				Corporate and Financing
		Soda Ash	VantaCore	Oil and Gas		Total
	(unaudited)
Three Months Ended March 31, 2016
Net income (loss)	$24,600	$9,801	$(1,036)	$17,963	$(27,901)	$23,427
Less: equity earnings from unconsolidated investment	—	(9,801)	—	—	—	(9,801)
Add: distributions from unconsolidated investment	—	12,250	—	—	—	12,250
Add: depreciation, depletion and amortization	6,762	—	3,562	4,419	—	14,743
Add: asset impairment	1,893	—	—	137	—	2,030
Add: interest expense	—	—	—	—	23,748	23,748
Adjusted EBITDA	$33,255	$12,250	$2,526	$22,519	$(4,153)	$66,397

Three Months Ended March 31, 2015
Net income (loss)	$36,695	$12,523	$(2,491)	$(2,939)	$(26,299)	$17,489
Less: equity earnings from unconsolidated investment	—	(12,523)	—	—	—	(12,523)
Add: distributions from unconsolidated investment	—	10,903	—	—	—	10,903
Add: depreciation, depletion and amortization	10,016	—	3,856	11,520	—	25,392
Add: interest expense	—	—	—	—	22,943	22,943
Adjusted EBITDA	$46,711	$10,903	$1,365	$8,581	$(3,356)	$64,204

Operating Expenses Excluding Impairments
(in thousands)

	Coal, Hard Mineral Royalty and Other				Corporate and Financing
		Soda Ash	VantaCore	Oil and Gas		Total
	(unaudited)
Three Months Ended March 31, 2016
Total operating expenses	$16,035	$—	$25,718	$9,670	$4,172	$55,595
Less: asset impairments	1,893	—	—	137	—	2,030
Operating expenses excluding impairments	$14,142	$—	$25,718	$9,533	$4,172	$53,565

Three Months Ended March 31, 2015
Total operating expenses	$18,430	$—	$29,290	$18,169	$3,371	$69,260
Less: asset impairments	—	—	—	—	—	—
Operating expenses excluding impairments	$18,430	$—	$29,290	$18,169	$3,371	$69,260

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures

Non-cash impairment charges attributable to the limited partners
(in thousands)
	For the Three Months Ended
	March 31,
	2016	2015
	(unaudited)
Asset impairments, as reported	$2,030	$—
Asset impairments attributable to the limited partners	1,989	—
Asset impairments attributable to the general partners	41	—

Gain on sale of assets attributable to the limited partners
(in thousands)
	For the Three Months Ended
	March 31,
	2016	2015
	(unaudited)
Gain on sale of assets, as reported	$21,925	$2,066
Gain on sale of assets attributable to the limited partners	21,487	2,025
Gain on sale of assets attributable to the general partners	438	41

Net Income and Net Income Per Unit Attributable to the Limited Partners Excluding Impairments and Asset Sales
(in thousands)

	For the Three Months Ended
	March 31,
	2016	2015
	(unaudited)
Net income attributable to the limited partners, as reported	$23,024	$17,139
Gain on sale of assets attributable to the limited partners	(21,487)	(2,025)
Asset impairments attributable to the limited partners	1,989	—
Net income attributable to the limited partners excluding impairments and gain on asset sales	$3,526	$15,114
Weighted average number of common units outstanding:	12,230	12,230
Net income per unit attributable to the limited partners excluding impairments and gain on asset sales	$0.29	$1.24

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